   $125,000,000 Principal Amount of 9 3/8% Senior Subordinated Notes due 2008


                          SUN HEALTHCARE GROUP, INC.

                (Payment of Principal and Interest Guaranteed by
                      the Guarantors referred to within)

                             PURCHASE AGREEMENT

                                             April 29, 1998

BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.

c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, N.Y.  10167

Dear Sirs:

          Sun Healthcare Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc. (the "REPRESENTATIVE"), Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc. (collectively with the Representative, the "INITIAL PURCHASERS") an aggregate of up to $125,000,000 principal amount (the "FIRM SECURITIES") and, at the election of the Initial Purchasers, an aggregate of up to an additional $25,000,000 principal amount (the "OPTIONAL SECURITIES"), of its 9 3/8% Senior Subordinated Notes due 2008. The Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to
Section 2 hereof are referred to collectively as the "NOTES."

          The Notes are to be issued pursuant to an indenture to be dated as of May 4, 1998 (the "INDENTURE") between the Company, the Guarantors (as defined below) and U.S. Bank Trust National Association, as trustee (the "TRUSTEE"). The
Notes will be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the entities listed on Schedule I hereto (each, a "GUARANTOR" and, collectively, the "GUARANTORS"). Additionally, the Notes will be entitled to certain registration rights provided under a Note Registration Rights Agreement, to be dated as of May 4, 1998, (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Initial Purchasers.

          Prior to or concurrently with the issuance and sale of the Notes, Sun Financing I, a statutory business trust formed under the laws of the State of Delaware and all of whose common securities are owned by the Company ("SUN FINANCING I"), is proposing to issue and sell $300,000,000 of its 7% Convertible Trust Issued Preferred Securities ("TIPS") (plus an aggregate of $45,000,000 additional TIPS subject to an over-allotment option) to the Initial Purchasers pursuant to a purchase agreement, to be dated as of the date hereof (the "TIPS PURCHASE AGREEMENT"), by and among Sun Financing I, the Company and the Initial Purchasers. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and all documents to which the Company or Sun Financing I is a party related to the offering of the TIPS (the "TIPS OFFERING"), including without limitation the TIPS Purchase Agreement, the Declaration, the Indenture, the Registration Rights Agreement, the Guarantee, the Debenture Purchase Agreement and the Common Securities Purchase Agreement (as such terms are defined in the TIPS Purchase Agreement), are collectively referred to herein as the "TRANSACTION DOCUMENTS."

          The Company has prepared a preliminary offering memorandum dated April 14, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum dated April 29, 1998 (the "OFFERING MEMORANDUM") with respect to the offering of the Notes contemplated by this Agreement (the "OFFERING").

          The Notes have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales (i) made in the United States to "qualified institutional buyers" as defined in, and in reliance on, Rule 144A under the Securities Act ("RULE 144A") and (ii) made outside the United States in reliance on Regulation S under the Securities Act ("REGULATION S").

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, each of the Initial Purchasers that:

               a. Each of the Preliminary Offering Memorandum and the Offering Memorandum does not (and any amendment or supplement will not) contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to untrue statements made in or omissions from the Preliminary Offering Memorandum (or any amendment or supplement thereto) that are corrected in the Offering Memorandum (or any amendment or supplement thereto) or statements in or omissions from the Preliminary Offering Memorandum (or any amendment or supplement thereto) based on any information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

               b. Arthur Andersen LLP, whose reports are included in the Offering Memorandum, are independent public accountants with respect to the Company and Regency Health Services, Inc. ("REGENCY"), in each case as required by the Securities Act and the rules and regulations promulgated thereunder (the "SECURITIES ACT REGULATIONS").

               c. Each of the historical financial statements of the Company and Regency, including the notes thereto, and supporting schedules included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and Regency and its subsidiaries, as the case may be, as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries and Regency and its subsidiaries, as the case may be, for the periods specified, except as otherwise stated in the Offering Memorandum, such historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The PRO FORMA financial statements have been prepared on a basis consistent with the historical financial statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Memorandum.

               d. Each of the Company's and Regency's historical financial statements, including the notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act.

               e. The Company's PRO FORMA financial statements, including the notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act.

               f. Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change nor any development that might reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries taken as a whole, (ii) there has not been any material adverse change or any development that might reasonably be expected to involve a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business.

               g. Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction in which the location of its properties (owned or leased) or the nature of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not (a) have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries taken as a whole, (b) materially interfere with or materially adversely affect the issuance or marketability of the Notes pursuant hereto or (c) in any manner draw into question the validity of this Agreement or the other Transaction Documents (the events referred to in clauses (a) through (c), a "MATERIAL ADVERSE EFFECT").

               h. Neither the Company nor any of the Guarantors is in violation of its respective charter, by-laws or other organizational documents, as the case may be, or in default in the performance of any obligation, bond, agreement, debenture, note, or any other evidence of indebtedness or any indenture, mortgage, deed or trust or other contract, lease or other instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of such subsidiaries is bound, or to which any of its respective property is subject except for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

               i. Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("PERMITS") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws (as defined herein), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such permit or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are unduly burdensome to the Company or any of its subsidiaries except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               j. The execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company and by Sun Financing I, as applicable, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or their respective properties or assets may be bound, except for such conflicts, breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect, (ii) violate or conflict with any provision of the charter, by-laws, partnership agreement or other organizational document of the Company, (iii) violate or conflict with any of its subsidiaries or any applicable judgment, decree, order, statute, law, rule or regulation of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties except for such violations or conflicts as would not, singly or in the aggregate, have a Material
Adverse Effect, (iv) require any consent, approval, authorization or other order and, or other qualification with any court or governmental body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except (in the case of clauses (ii), (iii) and (iv) above) for any such consents, approvals, authorizations or other orders or qualifications as have been made or obtained in or will be made or obtained in the case of the transactions contemplated by the Registration
Rights Agreements as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Notes and TIPS by the Initial Purchasers and except for the filing of registration statements under the Securities Act or Exchange Act applicable in connection with the transactions contemplated by the Registration Rights Agreements, and qualification of the Indentures, the Declaration and the Guarantee under the Trust Indenture Act in connection with the Registration Rights Agreements,
(v) result in the imposition or creation of (or the obligation to create or impose) any security interest, claim, lien encumbrances or adverse interest of any nature (each, a "LIEN") under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or (vi) result in the termination or revocation of any permit of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such permit.

               k. The Indenture has been duly authorized by the Company and each of the Guarantors and, when validly executed and delivered by the Company and each of the Guarantors and the Trustee, will have been validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute the valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date and any Option Closing Date (as defined herein), the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture which is qualified thereunder.

               l. The Notes have been duly authorized by the Company and, when duly authorized, authenticated and delivered by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been validly executed and delivered by the Company and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date and any Option Closing Date, the Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

               m. The Subsidiary Guarantees in respect of the Notes have been duly authorized by each such Guarantor and, when the Notes have been issued, authenticated, sold and delivered in accordance with this Agreement and the Indenture with the Subsidiary Guarantee of each Guarantor endorsed thereon, the Subsidiary Guarantees will have been validly executed and delivered and will constitute the valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with their terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceability. On the Closing Date and any Option Closing Date, the Subsidiary Guarantees will conform in all material respects to the description thereof contained in the Offering Memorandum.

               n. The Registration Rights Agreement has been duly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company and the Initial Purchasers (assuming the Registration Rights Agreement is duly authorized by the Initial Purchasers), will have been validly executed and delivered by the Company and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity), (iii) the waiver as to stay, extension or usury laws may not be enforceable and (iv) to the extent indemnification or contribution provisions in the Registration Rights Agreement may be unenforceable. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

               o. As of the date hereof, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries, except (in each case) as disclosed in the Offering Memorandum or for any such proceeding which the Company has reasonably concluded is not likely to result in a Material Adverse Effect.

               p. Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries are not in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment ("ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with or lack of any permits (as defined below) or other governmental authorizations; and (ii) (A) the Company and its subsidiaries have not received any communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that are reasonably likely to lead to such violation in the future, (B) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any actual, alleged or, to the Company's knowledge, threatened pollution or contamination, or any circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against the Company and its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed
either contractually or by operation of law.   In the ordinary course of its
business, each of the Company and its subsidiaries, where required or appropriate, has conducted environmental investigations of, and has reviewed information regarding, its business properties and operations and those of other properties within the vicinity of its business properties and operations; on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities are not likely to have a Material Adverse Effect.

               q. All of the outstanding equity interests of the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, were not issued and are not now in violation of or subject to any preemptive rights and, to the extent owned by the Company or any of its direct or indirect subsidiaries, are owned, directly or indirectly, by the Company free and clear of any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever, except as described in the Offering Memorandum or as are not material.

               r.   Except as otherwise set forth in the Offering Memorandum and
Article XV (Subordination) of the Indenture, the Notes, when issued, delivered and sold in accordance with this Agreement, will rank PARI PASSU in right of payment with the Company's 9 1/2% Senior Subordinated Notes due 2007.

               s. (i) None of the Company, the Guarantors or any of their affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has engaged in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Notes and (ii) each of the Company, the Guarantors or their affiliates and each person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to which no representation made) has complied with and will comply with the offering restrictions requirement of Regulation S in connection with the offering of Notes outside the United States.

               t. None of the Company, the Guarantors, any of their affiliates nor any person acting on behalf of any of them (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) that is or may be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

               u. The Notes are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as any securities listed on a national

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securities exchange registered under section 6 of the Exchange Act (as hereinafter defined) or quoted in a U.S. automated inter-dealer quotation system.

               v. Subject to compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               w. The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               x. Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               y. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               z. To the extent described in the Offering Memorandum, the facilities owned or operated as continuing operations by the Company or its subsidiaries (the "COMPANY FACILITIES") (i) are certified for participation or enrollment in the Medicare and Medicaid programs, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect, (ii) have a current and valid provider contract with the Medicare and Medicaid programs, except where failure to have such contract, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Offering Memorandum or as to which the Company has reasonably concluded is not likely to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings.

               aa. All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. For purposes of this Agreement, the term "TAX" and "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

               bb. All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for appropriate corporate purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay their respective debts as they mature.

               cc. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

               dd. The lenders have approved the issuance of the Notes and Guarantees in accordance with the terms of that certain Credit Agreement, dated as of October 8, 1997, by and among the Company and NationsBank of Texas, N.A. and the other banks that are parties thereto.

               ee. Each certificate provided on the Closing Date by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty of the Company to the Initial Purchasers as to the matters covered thereby.

               ff. The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          2. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the principal amount of the Notes set forth opposite their respective names in Schedule II hereto at a purchase price equal to 97.25% of such principal amount. Payment of the purchase price for, and delivery of, the Notes will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Street, New York, New York 10022-3897 at 9:30 a.m. (New York City time) on May 4, 1998, unless postponed in accordance with Section 9 hereof, or such other time and date as may be mutually agreed in writing between you and the Company (the time and date of such payment and delivery being herein called the "CLOSING DATE").

          The Company also grants to the Initial Purchasers an option to purchase, solely for the purpose of covering over-allotments in the sale of Firm Securities, if any, all or any portion of the Optional Securities at the purchase price set forth above. The option granted hereby may be exercised as to all or any part of the Optional Securities at any time (but only once) within 30 days after the date of the Offering Memorandum. The Initial Purchasers shall not be under any obligation to purchase any Optional Securities prior to the exercise of such option. The option granted hereby may be exercised by the Representative giving written notice to the Company setting forth the number of Optional Securities to be purchased and the date and time for delivery of and payment for such Optional Securities and stating that the Optional Securities referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the Closing Date, whichever occurs later.
If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "OPTION CLOSING DATE."
 Upon exercise of the option, the Company shall become obligated to sell to the Initial Purchasers, and, subject to the terms and conditions herein set forth, the Initial Purchasers shall become obligated to purchase, for the account of each Initial Purchaser, from the Company, severally and not jointly, the number of Optional Securities specified in such notice.
Optional Securities shall be purchased for the accounts of the Initial Purchasers in proportion to the number of Firm Securities set forth opposite such Initial Purchaser's name in Schedule II hereto, except that the respective purchase obligations of each Initial Purchaser shall be adjusted so that no Initial Purchaser shall be obligated to purchase fractional
Optional Securities.

          At or prior to the Closing Date and any Option Closing Date hereunder, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit such Notes with The Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests in one or more certificates in global or definitive form in such denominations and registered in such names as the Initial Purchasers request upon notice to the Company at least two business days prior to such date. Against delivery of the Notes to DTC for the respective accounts of the Initial Purchasers, the Initial Purchasers shall pay or cause to be paid to the Company the purchase price for such Notes by wire transfer in same day funds, payable to the order of the Company. Certificates evidencing the Notes shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date, or if not so requested, in the name of Cede & Co. as nominee for DTC. The Company will permit you to inspect such certificates at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at least one full business day prior to the Closing Date and any Option
Closing Date.

          3. SUBSEQUENT OFFERS AND RESALES OF THE NOTES. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

               a. Each Initial Purchaser has advised the Company that it will offer the Notes for resale (the "EXEMPT RESALES") upon the terms and conditions set forth in this Agreement and the Offering Memorandum. The Notes have not been and will not be registered under the Securities Act. Each Initial Purchaser agrees that it will not take, and acknowledges that the Company has not taken, any action that would permit a public offering of the Notes in any jurisdiction and further agrees that, with respect to the offer or sale of any Notes or the delivery or distribution of any Offering Memorandum, it will comply with applicable laws and regulations in such jurisdictions or to which it is otherwise subject. Such Initial Purchaser further agrees that it is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

               b. Each Initial Purchaser represents and warrants that (i) it is a qualified institutional buyer within the meaning of Rule 144A with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of investing in the Notes or is not a U.S. person and is acquiring the Notes outside the United States in compliance with Rule 903 or 904 under the Securities Act and (ii) that neither it nor any of its affiliates nor any person acting on behalf of any such person has engaged in any general solicitation or general advertising, within the meaning of Regulation D, under the Securities Act, in connection with the offer, sale or resale of the Notes.

               c. In connection with sales outside the United States, each Initial Purchaser agrees that it has not and will not offer, sell or deliver Notes (i) as part of its distribution thereof at any time or (ii) otherwise until 40 days after completion of the distribution, as determined by the Representative, to or for the account or benefit of U.S. persons (as defined in Regulation S). Each Initial Purchaser confirms that neither it nor its affiliates nor any person acting on behalf of any such person has engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Notes and that it and each such other person has complied with the offering restrictions requirement of Regulation S with respect to the Notes.

               d. Such Initial Purchasers agree that, at or prior to entering into any contractual arrangement with any distributor (as that term is defined for the purposes of Regulation S) with respect to the distribution of the Notes without the written consent of the Company, the Initial Purchasers will cause such distributor to agree in writing to comply with the provisions of Regulation S to at least the same extent as required of the Initial Purchasers hereunder.

               e. Each of the Initial Purchasers acknowledges and agrees that it has not and will not offer, sell or deliver the Notes in the United States or to or for the account of any U.S. Person other than (A)(i) distributors (as defined in Regulation S) who, in purchasing the Notes will be deemed to have represented and agreed that their purchase of the Notes pursuant to Regulation S is not a part of a plan or a scheme to evade the registration provisions of the Securities Act and (ii) institutional buyers that are reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A) who, in purchasing the Notes will be deemed to have represented that (x) they are purchasing the Notes for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are "qualified institutional buyers" (as defined in Rule 144A) and (y) they acknowledge that the seller of such Notes may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder and such Notes will not have been registered under the Securities Act, and (B) to eligible purchasers who agree (1) that Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such Notes, only (a) to the Company, (b) to a "qualified institutional buyer" in compliance with Rule 144A, (c) outside the United States in compliance with Rule 903 or 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or,
(e) pursuant to a registration statement which has been declared effective under the Securities Act, and (2) to deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

               f. Each of the Initial Purchasers has advised the Company that, prior to the confirmation of sale of any Notes, it will have sent to each dealer, distributor or person receiving a selling concession fee or other remuneration that purchases any Notes from it during the restricted period a confirmation or notice substantially to the following effect:

               "The Notes have not been registered under the Securities Act of 1933, as amended (the Securities Act), and may not be offered and sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date or Option Closing Date, except in either case in accordance with Regulation S (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act, and in connection with any subsequent sale by you of the Notes in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

               g.   Each Initial Purchaser represents, warrants and agrees that
(i) it has not offered or sold and prior to the expiration of six months from the Closing Date or Option Closing Date will not offer or sell Notes to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations and the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Notes if the person is of a kind described in
Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person whom the documents may lawfully be issued or passed on.

               h. Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

               i. The Notes offered and sold by the Initial Purchasers pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

               j. The sale of the Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

               k. The Initial Purchasers acknowledge that the Company and its subsidiaries and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations by the Initial Purchasers and the Initial Purchasers hereby consent to such reliance.
          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchasers that:

               a. If, after the date hereof during such period as in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("COUNSEL FOR THE INITIAL PURCHASERS") an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event shall occur as a result of which, in the opinion of Counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an eligible purchaser, not misleading, or if, in the reasonable judgment of Counsel for the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum, as so amended or supplemented, will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

               b. The Company will promptly deliver to each of the Initial Purchasers such number of copies of the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchasers may reasonably request within 90 days following the date of the Offering Memorandum.

               c. The Company will endeavor in good faith, in cooperation with the Initial Purchasers to qualify the Notes for offering and sale under the securities and legal investment laws relating to the offering or sale of the Notes of such jurisdictions as you may reasonably request and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to take any other action that would subject it to service of process or taxation other than as to matters relating to sales of Notes in any jurisdiction in which it is not now so subject.

               d. The Company will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Offering Memorandum.

               e. The Company will cooperate to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") market securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., relating to trading on the PORTAL market.

               f. So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act.

               g. None of the Company, its subsidiaries or, to the Company's knowledge, affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               h. None of the Company, its subsidiaries or, to the Company's knowledge, affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security

(as defined in the Securities Act) which will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

               i. During the period from the Closing Date until two years after the Closing Date, the Company and its subsidiaries will not, and, to the Company's knowledge, will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes acquired by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

               j. None of the Company, its subsidiaries or, to the Company's knowledge, affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes sold pursuant to Regulation S, and the Company and their affiliates and each person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will comply with the offering restrictions of Regulation S with respect to those Notes sold pursuant thereto.

               k. The Company will cooperate with the Initial Purchasers in arranging for the Notes to be accepted for clearance and settlement through Euroclear, CEDEL and The Depository Trust Company.

               l. Each of the Notes will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except as otherwise specified in such section of the Offering Memorandum.

               m. The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

          5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Offering Memorandum and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the other Transaction Documents and all other documents related to the offering of the Notes and/or the TIPS (including those supplied to the Initial Purchasers in quantities provided for herein),
(ii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the qualification of the Notes under state or foreign legal investment, securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees of Counsel for the Initial Purchasers and such counsel's reasonable disbursements in relation thereto, (iv) the cost of printing the Notes, (v) all expenses and listing fees in connection with the application for quotation of the Notes in the PORTAL market, (vi) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent, (vii) the costs and charges of DTC, Euroclear and CEDEL and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5.

          6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date and any Option Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               a.   On the Closing Date, you shall have received:

                    A. An opinion, dated the Closing Date, of Shearman & Sterling, special counsel for the Company, substantially to the effect that:

                    i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

                    ii) the Notes have been duly authorized by the Company and, assuming that the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and in the manner described in the certificate delivered to you on the Closing
               Date (which facts have not been determined by an inspection of the Notes), the Notes have been duly issued and delivered by the Company and constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as (x) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                    iii) the Indenture has been duly authorized, executed and
               delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, except as (x) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                    iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    v) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (w) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (x) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (y) the waiver as to stay, extension or usury laws may not be enforceable and (z) to the extent indemnification or contribution provisions in the Registration Rights Agreement may not be enforceable;

                    vi) the Indenture, the Notes and the Subsidiary Guarantees conform in all material respects to the statements in the Offering Memorandum relating thereto under the caption "Description of Notes;"

                    vii) the Company is not in violation of its certificate of incorporation or by-laws;

                    viii) the execution, delivery and performance of this Agreement and other Transaction Documents and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and except for the filing of registration statements under the Securities Act or Exchange Act applicable in connection with the transactions contemplated by the Registration Rights Agreements, and qualification of the Indentures, the Declaration and the Guarantee under the Trust Indenture Act, in connection with the Registration Rights Agreements);

                    ix) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    x) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and

                    xi) no registration under the Securities Act of the Notes or qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in Section 3 of this Agreement and (ii) the accuracy of the representations and agreements of the Company and the Guarantors set forth in Sections 1(s) to (v) and 4(f) to 4(j) of this Agreement and (iii) that the offer, sale and delivery of the Notes have been made as contemplated by this Agreement and the Offering Memorandum.

          Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, (ii) may rely upon the opinion of Robert F. Murphy delivered pursuant to Section 6B hereof (including any assumptions or qualifications thereto) as to matters of the laws of the states of organization of each of the Guarantors addressed therein with regard to the authorization, execution and delivery of documents by such Guarantors, (iii) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut and (iv) may rely upon the opinion of a New Mexico law firm reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico.

          In addition, such counsel shall state that (a) it has acted as special counsel to the Company in connection with the preparation of the Preliminary Offering Memorandum and Offering Memorandum and (b) it has generally reviewed and discussed such statements contained in the Offering Memorandum with certain officers and employees of the Company and the Company's auditors, and with your counsel and yourselves. Such counsel shall further state that in the course of this review and discussion, no facts have come to its attention that cause it to believe that the Offering Memorandum (except for the financial statements and other financial and statistical data included therein or omitted therefrom as to all of which it has not been requested to comment) as of its date (as amended or supplemented, if applicable) or on the Closing

Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Without limiting the foregoing, such counsel may further state that (i) it has not verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements in the Offering Memorandum other than those mentioned in subparagraph (vi), (ii) the Company has retained Sidley & Austin to advise it with respect to the government investigation by the Office of the Inspector General described in the section of the Offering Memorandum entitled "Risk Factors--Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "OIG MATTERS") and (iii) the Company has retained Murtha, Cullina, Richter and Pinney to advise it with respect to the government investigation in Connecticut described in the section of the Offering Memorandum entitled "Risk Factors--Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "CONNECTICUT MATTERS").

                    B. An opinion, dated the Closing Date, from Robert F. Murphy, in-house counsel for the Company, substantially to the effect that:

                    i) each of the Guarantors has been duly organized and is validly existing in good standing as a corporation, limited liability company or partnership under the laws of its jurisdiction of organization, with power and authority under such laws to own lease and operate its properties and to conduct its business as described in the Offering Memorandum;

                    ii) each of the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have been a Material Adverse Effect;

                    iii) each of the Indenture and this Agreement has been duly authorized, executed and delivered by each of the Guarantors;

                    iv) to the best of such counsel's knowledge, after due inquiry, all of the outstanding equity interests of each of the

               Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and to the extent such equity interests are owned by the Company, are owned free and clear of any Lien, except for Liens permitted under debt instruments (including the Indenture) described in the Offering Memorandum or Liens which are not material;

                    v) the statements in the Offering Memorandum relating to Connecticut Matters and OIG Matters under the caption "Risk Factors-Investigations; Uncertain Impact on Future Operating Results" insofar as such statements constitute a summary of the legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings;

                    vi) none of the Guarantors is in violation of its respective charter, by-laws or other organizational documents, as the case may be, except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such conflicts, breaches or defaults as would not singly or in the aggregate, have a Material Adverse Effect; and

                    vii) the execution, delivery and performance of this
               Agreement and other Transaction Documents and compliance by the Company and the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound except for such conflicts or breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect, or, to the best of such counsel's knowledge, after due inquiry, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Guarantors or their respective property.

          Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware,
(ii) may state that such counsel is generally familiar with the General Corporation Law of the State of Delaware, (iii) may make an assumption that matters involving the laws of the states of organization of each Guarantor, with regard to due authorization, execution and delivery are the same as the law of the State of California, (iv) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut and (v) may rely upon the opinion of a New Mexico law firm, or an attorney admitted to the practice of law in the State of New Mexico, reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico. In addition, such counsel may state that certain matters relating to the regulation of the health care industry have been passed upon by Gardner, Carton & Douglas, United States regulatory counsel for the Company and that such matters have, accordingly, been excluded from the opinion.

                    C. An opinion, dated the Closing Date, from Sidley & Austin, special health care counsel for the Company, which states that Sidley & Austin has acted as special counsel to the Company in connection with OIG Matters; and such counsel shall advise you that, on the basis of the foregoing, no facts have come to its attention which caused it to believe that the statements in the Offering Memorandum under the caption "Risk Factors -- Investigations; Uncertain Impact on Future Operating Results," as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Sidley & Austin may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

          Such counsel may state that such opinion is limited to matters governed by the Federal laws of the United States of America.

                    D. An opinion, dated the Closing Date, from Murtha, Cullina, Richter and Pinney, special Connecticut counsel for the Company and Sunrise Healthcare Corporation with respect to the Connecticut Matters and special Connecticut counsel for Sundance Rehabilitation Corporation with respect to due authorization, substantially to the effect that each of the Indenture, the Registration Rights Agreement and this Agreement has been duly authorized by Sundance Rehabilitation Corporation. In addition, Murtha, Cullina, Richter and Pinney shall state that it has acted as special Connecticut counsel to the Company in connection with Connecticut Matters; and such counsel shall advise you that, on the basis of the foregoing, no facts have come to its attention which caused it to believe that the statements in the Offering Memorandum under the caption "Risk Factors -- Investigations; Uncertain Impact on Future Operating Results" as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Murtha, Cullina, Richter and Pinney may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

          Such counsel may state that such opinions are limited to matters governed by the Federal laws of the United States of America and the laws of the State of Connecticut.

                    E. An opinion, dated the Closing Date, from Gardner, Carton & Douglas, special regulatory counsel for the Company and the Guarantors, substantially to the effect that the statements in the Offering Memorandum under the captions "Risk Factors--Risks Related to Prospective Payment System,"
"Risk Factors--Potential Reduction of Reimbursement Rates from Third Party Payors and Impact on Future Operating Results," "Risk Factors--Investigations; Uncertain Impact on Future Operating Results," "Risk Factors--Potential Adverse Impact From Extensive Regulation," "Business--United States Revenue Sources," and "Business--Government

Regulation," insofar as such statements constitute a summary of certain aspects of Title XVIII and XIX of the Social Security Act and the regulations thereunder, fairly present the information called for with respect to such statements.

          Such counsel may state that such opinions are limited to matters governed by Title XVIII and XIX of the Social Security Act, 42 U.S.C. Section 1395, et seq. and do not extend to any other Federal or state laws governing the licensors of the Company or Company-related facilities, suppliers or therapists.

                    F. An opinion, dated the Closing Date, from Warner Cranston, special United Kingdom counsel for the Company and the Guarantors, substantially to the effect that the statements in the Offering Memorandum under the caption "Business--United Kingdom Revenue Sources," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

          Such counsel may state that such opinions are limited to matters governed by the laws of the United Kingdom.

                    G. An opinion, dated the Closing Date, from New Mexico counsel for Sunrise Healthcare Corporation and SunScript Pharmacy Corporation reasonably acceptable to the Initial Purchasers, substantially to the effect that each of the Indenture and this Agreement has been duly authorized by each of Sunrise Healthcare Corporation and SunScript Pharmacy Corporation.

          Such counsel may state that such opinions are limited to the matters governed by the laws of the State of New Mexico.

               b. The Initial Purchasers shall have received from Counsel for the Initial Purchasers, a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Notes, the Offering Memorandum and such other related matters as you may reasonably require, and the Company shall have furnished to Counsel for the Initial Purchasers, such documents as they request for the purpose of enabling them to pass upon such matters.

               c. At the Closing Date you shall have received a certificate of the Chief Financial Officer and the Secretary or Assistant Secretary of the Company, dated the Closing Date in substantially the form of Exhibit A attached hereto.

               d. At the time this Agreement is executed and at the Closing Date, you shall have received a "comfort" letter, from Arthur Andersen LLP, independent public accountants for the Company and Regency, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers.

               e. Prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

               f. At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

               g. The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

               h. The Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

               i. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by you at, or at any time prior to, the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 11(c). Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.   INDEMNIFICATION.

               a. The Company and the Guarantors agree to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, subject to the last sentence of Section 7(c)), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the Preliminary Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company and the Guarantors will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statements or omissions from the Preliminary Offering Memorandum that are corrected in the Offering Memorandum or any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of any Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have including under this Agreement.

               b. Each Initial Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, each of the directors of the Company or the Guarantors, each of the officers of the Company or the Guarantors, and each other person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, subject to the last sentence of Section 7(c)), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the Preliminary Offering Memorandum or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by or on behalf of any Initial Purchaser through the Representative expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Company and the Guarantors acknowledge that the statements set forth in the first sentence of the last paragraph of the cover page, the information on page vi regarding stabilization, in the third paragraph, the third sentence of the fourth paragraph, the fifth paragraph and the sixth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Offering Memorandum or in any amendment thereof or supplement thereto, as the case may be.

               c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 unless the indemnifying party is materially prejudiced by the failure to notify). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company or, if the Company is not a party, by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (in addition to any local counsel) for all indemnified parties shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason finally held by a court of competent jurisdiction to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Guarantors and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement (subject to the last sentence of this Section 8) of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, the Guarantors or other Initial Purchasers, as applicable, any contribution received by the Company or the Guarantors from persons, other than the Initial Purchaser(s), who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Guarantors and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Company and the Guarantors and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or the Initial
Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The
Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.
Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Note purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each director of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section
8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise unless the contributing party is materially prejudiced by the failure to notify. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          9. DEFAULT BY AN INITIAL PURCHASER. If one or more of the Initial Purchasers shall fail at the Closing Date or any Option Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the "DEFAULTED NOTES"), the non-defaulting Initial Purchaser(s) shall have the right, within 24 hours thereafter, to make arrangements for it or any other Initial Purchaser(s) to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s). Notwithstanding anything to the contrary above, if the aggregate principal amount of the Defaulted Notes is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Defaulted Notes; PROVIDED that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser.

          No action taken pursuant to this Section 9 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Company, any Guarantor, any of the officers and directors or any controlling person thereof, of the Company or any Guarantor and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.  TERMINATION.

               a. The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the Initial Purchasers' opinion will in the immediate future materially disrupt the market for the Company's securities or the United States or international securities markets generally; or (B) if trading on the New York Stock Exchange, the American Stock Exchange, the Chicago Board and Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or The Nasdaq National Market shall have been suspended, or materially limited; or (C) if a banking moratorium has been declared by any United States Federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Notes shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); or (E)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions and if the effect of any such event in the Representative's judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes, as the case may be, on the terms contemplated by the Offering Memorandum.

               b. Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

               c. If this Agreement shall be terminated pursuant to any of the provisions hereof (other than (i) pursuant to Section 9 or 11(a)(A), (B), (C) or (E) hereof, (ii) as a result of the material breach of this Agreement by the Initial Purchasers or (iii) as a result of the failure of Counsel for the Initial Purchasers to deliver an opinion as provided in Section 6(b) where all other law firms required to deliver opinions pursuant to Section 6(a) have provided written confirmation of their willingness to deliver such opinions as required thereunder), the Company will, subject to demand by you, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), reasonably incurred by the Initial Purchasers in connection herewith.

          12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Initial

Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to it c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Attention: Jonathan H. Grunzweig, Esq.; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 101 Sun Avenue N.E., Albuquerque, New Mexico 87109, Attention: Robert F. Murphy, Esq., Senior Vice President, General Counsel and Secretary, with a copy to Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104, Attention: William H. Hinman, Esq.

          13. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the Guarantors and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchasers.

          14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                         Very truly yours,

                         SUN HEALTHCARE GROUP, INC.


                         By: /s/ Robert D. Woltil
                             ------------------------------
                           Name:  Robert D. Woltil
                           Title:   Chief Financial Officer


                         GUARANTORS, as listed on Schedule I to this Purchase Agreement


                         By: /s/ Robert D. Woltil
                             ------------------------------
                           Name:  Robert D. Woltil
                           Title:   Authorized Signatory

                                Accepted as of the date first above written

                                BEAR, STEARNS & CO. INC.
                                DONALDSON, LUFKIN & JENRETTE
                                 SECURITIES CORPORATION
                                J.P. MORGAN SECURITIES INC.
                                NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                                SCHRODER & CO. INC.

                                BY:   BEAR, STEARNS, & CO. INC.


                                By: /S/ Curtis Lane
                                    -------------------------------
                                   Name: Curtis Lane
                                   Title:   Senior Managing Director

                                      SCHEDULE I
                                      GUARANTORS

Accelerated Care Plus, LLC
Americare Homecare, Inc.
Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Cal-Med, Inc.
Care Enterprises, Inc.
Care Enterprises West
Care Home Health Services
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of  Portsmouth, Inc.
Clipper Home of  Rochester, Inc.
Clipper Home of  Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Executive Pharmacy Services, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
Glendora Rehabilitation Center
Glenville Health Care, Inc.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
G-WZ of Stamford, Inc.
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center

HC, Inc.
Heritage Rehabilitation Center
Heritage-Torrance Rehabilitation Center
HTA of New Jersey, Inc.
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Masthead Corporation
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Orange Rehabilitation Hospital, Inc.
Pacific Beach Physical Therapy, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center

Peachwood Physical Therapy, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
P.M.N.F. Management, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency - North Carolina, Inc.
Regency Outpatient Services, Inc.
Regency Rehab Hospitals, Inc.
Regency Rehab Properties, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency - Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
San Bernardino Rehabilitation Hospital, Inc.
Savannas Hospital Limited Partnership
Shandin Hills Rehabilitation Center
SHG International Holdings, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Stockton Rehabilitation Center, Inc.
SunAlliance Healthcare Services, Inc.
SunBridge, Inc.
Sun Care Corp.
SunCare Respiratory Services, Inc.
SunChoice Medical Supply, Inc.
SunDance Rehabilitation Corporation
SunFactors, Inc.
Sun Healthcare (Europe) LLC
Sun Healthcare, Inc.
Sun Lane Purchase Corporation
Sunmark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunQuest Consulting, Inc.

Sunrise Healthcare Corporation
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
Sunspectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
West Jersey/Mediplex Rehabilitation L.P.
Willowview Rehabilitation Center
Worcester Nursing Center, Inc.

                                    SCHEDULE II


NAME OF INITIAL PURCHASER                NOTES TO BE PURCHASED
-------------------------                ---------------------
Bear, Stearns & Co. Inc. .......................    62,500,000
Donaldson, Lufkin & Jenrette
   Securities Corporation ......................    18,750,000
J.P. Morgan Securities Inc. ....................    18,750,000
NationsBanc Montgomery Securities LLC ..........    18,750,000
Schroder & Co. Inc. ............................     6,250,000
                                                  ------------
Total ..........................................  $125,000,000


                                      EXHIBIT A

                              SUN HEALTHCARE GROUP, INC.


                                OFFICERS' CERTIFICATE


          Each of the undersigned Robert D. Woltil, Chief Financial Officer of Sun Healthcare Group, Inc., a Delaware corporation (the "Company") and Robert F. Murphy, Senior Vice President, General Counsel and Secretary of the Company, pursuant to Section 6(c) of the Purchase Agreement, dated April 28, 1998, by and among the Company, the Guarantors named therein (the "Guarantors"), and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as initial purchasers (the "Purchase Agreement"), hereby certify on behalf of the Company that:

          (i) The representations and warranties of the Company and the Guarantors contained in Section 1 of the Purchase Agreement are accurate with the same force and effect as if made on and as of the date hereof.

          (ii) As of the date hereof, the obligations of the Company and the Guarantors to be performed thereunder on or prior to the date hereof have been duly performed.

          (iii) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (A) the Company and its subsidiaries have not sustained any loss or interference with their respective businesses or properties from (1) fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or (2) from any labor dispute or any legal or governmental proceeding, and (B) there has not been any change, or any development reasonably likely to involve a prospective change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, in the case of either (A) or (B), the effect of which in such person's reasonable judgment is material and adverse and except in the case of either (A) or (B) as disclosed in the Offering Memorandum.

     Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

     Skadden, Arps, Slate, Meagher & Flom LLP, Shearman & Sterling, Sidley & Austin and Murtha, Cullina, Richter and Pinney are entitled to rely upon this Officers' Certificate in connection with the opinions given by such firms pursuant to Section 6 of the Purchase Agreement.



                                   A-2